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                                                                    EXHIBIT 3.11

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           PACKARD BIOSCIENCE COMPANY

         PACKARD BIOSCIENCE COMPANY, a corporation incorporated under the General Corporation Law of Delaware (the "Corporation"), hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State on August 8, 1975 under the name Canberra Industries, Inc., and amended and restated on March 21, 2000, as follows:

         FIRST: The name of the corporation is Packard BioScience Company.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation is the State of Delaware at such address is Corporation Service Company.

         THIRD: A. The nature of the business to be conducted and the purposes to be promoted by the Corporation are as follows:

                           1.       To engage in the development, manufacture,
use, sale, purchase, and distribution of electronic or mechanical equipment, products, instruments and machinery.

                                    2.       To engage in any lawful act or
activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                           B.       The Corporation shall have all powers
granted by law and all powers granted under the General Corporation Law of the State of Delaware.

         FOURTH:           A.       The total number and classes of shares of
stock which the Corporation shall have authority to issue is (a) Two Hundred Million (200,000,000) shares of Common Stock, all of which arc $.002 par value and (b) One Million (1,000,000) shares of Preferred Stock, all of which are $.01 par value.

                           B.       Shares of Preferred Stock may be issued from
time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, if any, designations, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued shares of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not the number of shares thereof then outstanding).

                           C.       There shall be no preemptive rights granted
to any stockholder.

                           D.       Except as otherwise provided by law, or by
the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences or


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any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class. There shall be no cumulative voting rights granted to any stockholder.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board of Directors or by written consent.

         SEVENTH:          1.       The Corporation shall, to the fullest extent
permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in another capacity while holding such office, and shall continue as to a person who had ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           2.       No director shall he personally liable to
the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director in his capacity as a director; provided, however, that a director shall be liable to the extent provided by applicable law (i) for the breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                           3.       Expenses incurred by an officer or director
of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall be ultimately

                                      - 2 -

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determined that such officer or director is not entitled to be indemnified by the Corporation as authorized by the Delaware General Corporation Law. Such expenses incurred by other employees and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                           4.       No amendment to or repeat of this Article
SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, nor shall any such amendment or repeal have any adverse effect on the right to indemnification or the obligation of the Corporation to pay in advance expenses incurred by an officer or director of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

         EIGHTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article EIGHTH.

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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation, which restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law has been executed by its duty authorized officer and attested this 19th day of April, 2000.

Attest:                                        PACKARD BIOSCIENCE COMPANY

         /s/ Timothy O. White, Jr.             By:    /s/ George Serrano
----------------------------------------           ---------------------------
Timothy O. White, Jr.                              George Serrano
Secretary                                          Vice President

STATE OF CONNECTICUT)
                    ) ss. Meriden
COUNTY OF NEW HAVEN )

         On this 19th day of April, 2000, before me, the undersigned officer, personally appeared George Serrano, who acknowledged himself to be a Vice President of Packard BioScience Company, a Delaware corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer, and the said George Serrano acknowledged said instrument to be the act and deed of said corporation, that his signing is his act and deed and that the facts stated therein are true.

         IN WITNESS WHEREOF, I hereunto set my hand.

                                              /s/ Jacqueline A. Sheppard
                                       ----------------------------------------

                                       Notary Public
                                       My Commission Expires: 4/30/03

                                       (SEAL)

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                              CERTIFICATE OF MERGER

                                       OF

                             PABLO ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                                  WITH AND INTO

                           PACKARD BIOSCIENCE COMPANY
                            (A DELAWARE CORPORATION)

         Pursuant to Section 251(c) of the General Corporation Law of the State of Delaware, Packard BioScience Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name                                State of Incorporation
----                                ----------------------
Packard BioScience Company                 Delaware
Pablo Acquisition Corp.                    Delaware

         SECOND: That an Agreement and Plan of Merger, dated as of July 13, 2001, by and among PerkinElemer, Inc., a Massachusetts corporation, and the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Packard BioScience Company.

         FOURTH: That the Amended and Restated Certificate of Incorporation of Packard BioScience Company in effect immediately prior to the merger shall be the Certificate of Incorporation of the surviving corporation of the merger, amended so that Article FOURTH of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of common stock, $.01 par value per share."

         FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation. The address of said office is 45 William Street, Wellesley, MA 02481.

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         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, upon request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That this Certificate of Merger shall be effective upon filing.

         IN WITNESS WHEREOF, Packard BioScience Company has caused this Certificate to be executed by its duly authorized officer this 13th day of November, 2001.

                                    PACKARD BIOSCIENCE COMPANY

                                    By: /s/ Timothy O. White, Jr.
                                       -------------------------------
                                       Name: Timothy O. White, Jr.
                                       Title: Vice President

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                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE

                                   * * * * * *

Packard Bioscience Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

         That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

         That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 20th day of June, 2002.

                                          /s/ John L. Healey
                                     -----------------------------------------

                                          /s/ Assistant Secretary
                                     -----------------------------------------
                                                                       (Title)
                                     /s/ JOHN L. HEALY